Exhibit 10.2
WEATHERFORD INTERNATIONAL PLC
AMENDED AND RESTATED PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT
PURSUANT TO THE
THIRD AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
(PERFORMANCE VESTING)
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Participant:________________
Grant Date:________________
Number of Restricted Share Units Granted: __________

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THIS PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between WEATHERFORD INTERNATIONAL PLC, a public limited company organized under the laws of Ireland (the “Company”), and you as the Participant specified below, pursuant to the Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee (as defined in the Plan); and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Restricted Share Units (“PSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and

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provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan and the “Performance Period” shall mean the [one][two][three] fiscal-year period commencing on the first day of the fiscal year of the Company in which the Grant Date occurs. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Performance Restricted Share Unit Award. The Company hereby grants the target number of PSUs specified above, as of the Grant Date stated above (the “Target Award”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting.
(a)Subject to the provisions of this Section 3, the PSUs subject to this Agreement shall be eligible to vest on the last day of the Performance Period, subject to the Participant’s continued Service with the Company on such date.
(i)The actual number of PSUs that are earned, if any, pursuant to the terms and conditions of this Agreement is subject to increase or decrease based on the Company’s actual performance against the Performance Goals set forth on Exhibit A and may range from [0% to [*]%] of the Target Award, rounded to the nearest whole Share.
(ii)Following the end of the Performance Period and no later than 60 days thereafter, the Committee will determine the number of PSUs that have been earned (the “Earned PSUs”) in accordance with Exhibit A (such date, the “Determination Date”).
(b)Termination without Cause; for Good Reason; Due to Death or Disability. Subject to Section 4(b), in the event the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason (each, as defined in the Company’s Change in Control Severance Plan during the [second][third] year of the Performance Period [, notwithstanding the definitions contained the Participant’s Offer Letter from the Company]), a

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pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance, with such pro-rated portion, if any, determined by multiplying the number of Earned PSUs by a fraction, the numerator of which is the number of days elapsed from the Grant Date through the Participant’s date of termination, and the denominator of which is the number of days in the Performance Period. For the avoidance of doubt, in the event the Participant’s Service is terminated by the Company without Cause prior to the commencement of the [second][third] year of the Performance Period, the PSUs shall be immediately forfeited. Subject to Section 4(b), in the event the Participant’s Service is terminated due to the Participant’s death or Disability, the Shares subject to the PSUs that have not yet vested shall become earned and vested at the end of the Performance Period based on actual performance.
(c)Termination due to Retirement. Subject to Section 4(b), in the event the Participant’s Service is terminated by the Participant due to Retirement and the Participant’s date of termination due to Retirement occurs on or after the 11th month anniversary of the Grant Date, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance, with such pro-rated portion, if any, determined by multiplying the number of Earned PSUs by a fraction, the numerator of which is the number of days elapsed from the Grant Date through the Participant’s date of termination due to Retirement, and the denominator of which is the number of days in the Performance Period. For the avoidance of doubt, in the event the Participant’s termination of Service due to Retirement occurs prior to the 11th month anniversary of the Grant Date, the PSUs shall be immediately forfeited. For purposes of this Section 3(c), “Retirement” means the Participant’s voluntary termination of Service after attainment of age 60, with at least ten years of Service and at least six months’ prior written notice to the Company.
(d)Change in Control. Subject to Section 4(b), and not withstanding Section 3(b) or (c), if a Change in Control occurs, the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the PSUs or provided a substitute award and the Participant (i) has a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan) or (ii) remains employed with the Company through the end of the Performance Period, then the PSUs shall become earned and vested as of the time immediately prior to the earlier of the Qualifying Termination and the Change in Control (y) at Target achievement of the Performance Goals, if the Change in Control occurs within 12 months following the Grant Date hereunder, or (z) at the greater of Target achievement or the actual achievement of the Performance Goals through the date of the Change in Control, if such Change in Control occurs on or after 12 months following the Grant Date hereunder; provided that if such Qualifying Termination occurs prior to a Change in Control, then the PSUs shall become earned and vested as of the time immediately prior to the Qualifying Termination at the greater of Target achievement or the actual achievement of the Performance Goals through the date of such Change in Control.

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(e)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the PSUs at any time and for any reason.
(f)Forfeiture. Subject to the terms of this Section 3, all unvested PSUs (taking into account any vesting that may occur upon the Participant’s termination of Service in accordance with Section 3 hereof) shall be immediately forfeited upon the Participant’s termination of Service for any reason.
4.Delivery of Shares.
(a)General. Subject to the requirements of Section 409A of the Code, on the Determination Date (and no later than the 15th day of the third month following the end of the Performance Period), the Participant shall receive the number of Shares that correspond to the number of Earned PSUs, less any shares withheld by the Company for tax withholding purposes; provided, that, a Participant who (i) is a “specified employee” (within the meaning of Section 409A) on the date his or her “separation from service” (within the meaning of Section 409A) and (ii) who continues to vest due to Retirement pursuant to Section 3(c), shall have settlement under this Section 4(a) delayed to the date that is the first day of the seventh month following Participant’s separation from service, to the extent required by Section 409A.
(b)Release. The receipt of Shares subject to the Earned PSUs that are eligible to vest pursuant to Section 3(b), (c) or (d) shall be subject to the execution and nonrevocation of a general release of claims in favor of the Company, in a form reasonably satisfactory to the Company.
5.Dividend Equivalent Rights; Rights as Shareholder. Cash Dividend Equivalent Rights on the number of Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant and shall be subject to the same vesting requirements as each PSU; provided that such cash Dividend Equivalent Rights shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Stock Dividend Equivalent Rights on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each PSU granted to the Participant and shall be subject to the same vesting requirements as each PSU; provided that such stock Dividend Equivalent Rights shall be paid in Shares at the same time that the Shares underlying the PSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any PSU unless and until the PSUs vest and Participant has become the holder of record of such Shares.

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By signing below, the Participant hereby acknowledges receipt of the PSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.
WEATHERFORD INTERNATIONAL PLC

By:
Name:
Title:

Accepted by:

[Name of the Participant]

Date:

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Exhibit A
Performance Metrics

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